Exhibit 1.1

[8,000,000] Shares

Rackable Systems, Inc.

Common Stock

UNDERWRITING AGREEMENT

December     , 2005

THOMAS WEISEL PARTNERS LLC

PACIFIC CREST SECURITIES INC.

RBC CAPITAL MARKETS CORPORATION

SG COWEN & CO., LLC

As Representatives of the several

    Underwriters named in Schedule 1 hereto,

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Dear Sirs:

Rackable Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell [2,600,000] shares (the “Company Firm Stock”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock), and certain stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”) propose severally to sell an aggregate of [5,400,000] shares of Common Stock (the “Selling Stockholder Firm Stock” and, together with the Company Firm Stock, the “Firm Stock”).

It is understood that, subject to the conditions hereinafter stated, the Firm Stock will be sold to the several Underwriters named in Schedule 1 hereto (the “Underwriters”) in connection with the offering and sale of such Firm Stock. Thomas Weisel Partners LLC, Pacific Crest Securities Inc., RBC Capital Markets Corporation and SG Cowen & Co., LLC shall act as representatives (the “Representatives”) of the several Underwriters.

In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional [1,200,000] shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This underwriting agreement (this “Agreement”) shall confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 with respect to the Company, the Selling Stockholders and the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the

“Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; “Sale Preliminary Prospectus” means the preliminary prospectus identified in Schedule 5 hereto; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the Rules and Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus.

(b) The Sale Preliminary Prospectus and the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the time of sale (including, without limitation, a contract of sale) of the Stock (as to the Sale Preliminary Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or the Sale Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(c) The Company has no “subsidiaries” (as defined in Section 17 hereof) other than Rackable Systems Limited, a company incorporated under the laws of Ireland (the “Subsidiary”). The Subsidiary is not a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(d) The Company and the Subsidiary have been duly incorporated and are validly existing as corporations in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or on the results of operations, financial position, business, operations or prospects of the Company and the Subsidiary, taken as a whole (such an effect, a “Material Adverse Effect”), and has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(e) The Company has an authorized capitalization as set forth in each of the Sale Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in compliance with federal and state securities laws and conform to the description thereof contained in each of the Sale Preliminary Prospectus and the Prospectus; and all of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws, and conform to the description thereof contained in each of the Sale Preliminary Prospectus and the Prospectus.

(f) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the descriptions thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other similar claims.

(g) The Company has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

(h) The execution, delivery and performance of this Agreement and each of the other documents to be entered into in connection with the Transactions (as defined in Section 3 hereof) by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, (ii) result in any violation of the provisions of the certificate of incorporation, by-laws or other charter documents of the Company or the Subsidiary or any statute or (iii) result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the Transactions by the Company and the consummation of the transactions contemplated hereby and thereby.

(i) Except as described in each of the Sale Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Stock. Except as disclosed in each of the Sale Preliminary Prospectus and the Prospectus, upon completion of the offering, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

(j) Except for stock issuances disclosed in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock issued upon exercise of stock options granted pursuant to the Company’s equity incentive plans, which plans are described in each of the Sale Preliminary Prospectus and the Prospectus.

(k) The Company and the Subsidiary, taken as a whole, have not sustained, since the date of the latest audited financial statements included in the Sale Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Sale Preliminary Prospectus and the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or the Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and the Subsidiary, taken as a whole, otherwise than as set forth or contemplated in each of the Sale Preliminary Prospectus and the Prospectus.

(l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Sale Preliminary Prospectus or the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Company does not have any off-balance sheet obligation or material liability of any nature (matured or not matured, fixed or contingent) to, or any financial interest in, any third party or unconsolidated entity other than as set forth in the financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Sale Preliminary Prospectus or the Prospectus.

(m) Deloitte & Touche LLP (“Deloitte & Touche”), which has certified certain financial statements of the Company, whose report appears in each of the Sale Preliminary Prospectus and the Prospectus and which has delivered the initial letter referred to in Section 9(h) hereof, has confirmed to us that they are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(n) Neither the Company nor the Subsidiary owns any real property. The Company and the Subsidiary have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Sale Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary, taken as a whole; and all assets held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary.

(o) The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(p) Except as disclosed in each of the Sale Preliminary Prospectus and the Prospectus and the Registration Statement, the Company and the Subsidiary own or possess adequate rights or licenses to use all material patents, patent applications, trademarks, service marks, trade names, domain names, trademark registrations, service mark registrations and copyrights necessary for the conduct of their respective businesses and do not believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(q) There are no legal or governmental proceedings pending to which the Company or the Subsidiary is a party or of which any property or assets of the Company or the Subsidiary is the subject which, if determined adversely to the Company or the Subsidiary, might have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r) There are no contracts or other documents which are required to be described in the Sale Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in each of the Sale Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement.

(s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Sale Preliminary Prospectus and the Prospectus which is not so described.

(t) No labor disturbance by the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, which might be expected to have a Material Adverse Effect.

(u) The Company is in compliance in all material respects with all presently applicable requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including the regulations and published interpretations thereunder (“COBRA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(v) The Company has filed all federal, state and local income, sales and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or the Subsidiary which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or the Subsidiary, might have) a Material Adverse Effect.

(w) Since the date as of which information is given in the Sale Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not (i) issued or granted any securities, other than stock options granted pursuant to the Company’s equity incentive plans, which plans are described in each of the Sale Preliminary Prospectus and the Prospectus, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, (iv) declared or paid any dividend on its capital stock or (v) entered into any “off balance sheet arrangements” as such term is defined under Item 303(a)(4) of Regulation S-K of the Rules and Regulations.

(x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) material information related to such controls is reported or otherwise made known to the Company’s Chief Executive Officer and Chief Financial Officer.

(y) Neither the Company nor the Subsidiary is in (i) violation of its certificate of incorporation, by-laws or other charter documents, (ii) default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(z) Neither the Company nor the Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or the Subsidiary at, upon or from any of the property now or previously owned or leased by the Company or the Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or the Subsidiary or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(bb) Neither the Company nor the Subsidiary is, nor, as of the applicable Delivery Date (as defined in Section 5 hereof) after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(cc) On or prior to the applicable Delivery Date, each of the documents to be entered into in connection with the Transactions (other than this Agreement) will have been duly authorized, executed and delivered by the Company in substantially the form previously provided to the Underwriters and will conform to the descriptions thereof in each of the Sale Preliminary Prospectus and the Prospectus.

(dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including the Subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports will be required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(ee) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Commission and the Nasdaq National Market that pertain thereto that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Commission and the Nasdaq National Market that pertain thereto upon the effectiveness of such provisions.

(hh) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Stock on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(ii) The Company has not prepared or used a free writing prospectus, as such term is defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), in connection with the offering and sale of the Stock.

SECTION 2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents, warrants and agrees that:

(a) The Selling Stockholder has and immediately prior to the applicable Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have good and valid title to the Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b) The Selling Stockholder has placed in custody under a Custody Agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Stock to be sold by the Selling Stockholder hereunder.

(c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar instruments executed by the other Selling Stockholders, the “Powers of Attorney”) appointing the persons named therein as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Stockholder’s behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(d) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder, the compliance by the Selling Stockholder with all of the applicable provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by the Selling Stockholder of the Transactions and the other transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, unless such conflict, breach, violation or default would not adversely affect such Selling Stockholder’s ability to perform any of its obligations under this Agreement, the Power of Attorney and the Custody Agreement or any of the transactions contemplated hereby and thereby, (ii) result in any violation of the provisions of any partnership or limited liability company agreement, certificate of incorporation, by-laws, operating agreement, deed of trust or other similar agreement or organizational document of each Selling Stockholder that is not a natural person or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder, the compliance by the Selling Stockholder will all of the applicable provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the Transactions and the other transactions contemplated hereby and thereby.

(e) If listed on Schedule 4 hereto, to the knowledge of such Selling Stockholder, the Registration Statement, the Prospectus and the Sale Preliminary Prospectus and any further amendments or supplements to the Registration Statement, the Prospectus or the Sale Preliminary Prospectus will, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the time of sale (including, without limitation, a contract of sale) of the Stock (as to the Sale Preliminary Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or the Sale Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f) The information with respect to such Selling Stockholder contained in the Registration Statement, the Prospectus or the Sale Preliminary Prospectus (as amended or supplemented), as of the applicable date set forth in each of the Prospectus and the Sale Preliminary Prospectus, that is based upon information furnished to the Company by such Selling Stockholder in writing does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) If listed on Schedule 4 hereto, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct.

(h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Act with respect to the Stock.

(i) The Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company which is not set forth in the Registration Statement, the Prospectus and the Sale Preliminary Prospectus.

(j) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this

Agreement, the Company agrees to sell [2,600,000] shares of the Firm Stock and each of the Selling Stockholders agrees to sell the number of shares of the Firm Stock listed beside its name on Schedule 2 hereto, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, each of the Selling Stockholders grants to the Underwriters an option to purchase the number of shares of Option Stock set forth opposite its name in Schedule 3. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. If the over-allotment option is less than fully exercised, the Underwriters will purchase shares from each of the Selling Stockholders hereto on the basis set forth on Schedule 3. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

The price of both the Firm Stock and any Option Stock shall be $    .     per share. The Company’s and the Selling Stockholders’ sale of the Firm Stock and the Selling Stockholders’ sale of any Option Stock to the Underwriters and the related transactions between or among any or all of, the Company, the Selling Stockholders and the Underwriters, being collectively referred to as the “Transactions.”

Neither the Company nor any of the Selling Stockholders shall be obligated to deliver any of the Stock to be delivered on any Delivery Date, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, 94304, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company (with respect to the Company Firm Stock) and each Selling Stockholder (with respect to the Selling Stockholder Firm Stock to be sold by such Selling Stockholder) shall deliver or cause to be delivered the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date, each Selling Stockholder shall deliver or cause to be delivered the Option Stock to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of such Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

SECTION 6. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus or the Sale Preliminary Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or the Sale Preliminary Prospectus or any amended Prospectus or Sale Preliminary Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Sale Preliminary Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Representatives and to counsel for the Underwriters, upon request, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all conformed consents and exhibits filed therewith;

(c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and Sale Preliminary Prospectus; if the Sale Preliminary Prospectus is being used to solicit offers to purchase the Stock at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend to amend or supplement the Sale Preliminary Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and file such amendment or supplement to the Prospectus and to furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d) To file as promptly as practicable with the Commission any amendment to the Registration Statement, the Prospectus or the Sale Preliminary Prospectus or any supplement to the Prospectus or the Sale Preliminary Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or the Sale Preliminary Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s stockholders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the

Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Rules and Regulations);

(g) For a period of five years following the Effective Date, to make available to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which the Common Stock may be listed or quoted pursuant to requirements of or agreements with such exchange or automatic quotation system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject;

(i) For a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (other than (i) stock awards granted pursuant to the Company’s equity incentive plans, which plans are described in the Prospectus, (ii) the issuance of shares of Common Stock upon exercise of stock awards granted pursuant to such equity incentive plans, (iii) the issuance of Common Stock in connection with any acquisition of another company of all or a portion of its stock or assets; provided that such shares of Common Stock, when taken together with all such other shares of Common Stock issued pursuant to this clause (iii), do not, or would not upon conversion or exchange (to the extent securities convertible or exchangeable for Common Stock are issued in such transaction), represent more than 15% of the Company’s then outstanding shares of Common Stock, that such securities are issued in connection with a transaction not requiring registration under the Securities Act and that such shares are subject to the same restrictions on sale set forth in this Section 6(i)), or enter into any Hedging Transaction (as defined below) relating to the Common Stock, in each case without the prior written consent of Thomas Weisel Partners LLC on behalf of the Underwriters; provided, however, that if (a) during the last 17 days of the 90-day Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the 90-day Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day Lock-Up Period, in each case the restrictions imposed by this Section 6(i) shall continue to apply, and the Lock-Up Period will be extended, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Thomas Weisel Partners LLC on behalf of the Underwriters waives, in writing, such extension; and to cause each executive officer (other than William P. Garvey) and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto. The Company shall promptly notify Thomas Weisel Partners LLC of any earnings release, news or event that may give rise to an extension of the initial 90-day Lock-Up Period. “Hedging

Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock);

(j) To apply for the listing of the Stock on the Nasdaq National Market, and to use its best efforts to complete that listing prior to the First Delivery Date;

(k) To apply the net proceeds from the Transactions as set forth in the Prospectus;

(l) To take such steps as shall be necessary to ensure that neither the Company nor the Subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended, for a period of seven years from the date of the Prospectus;

(m) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock;

(n) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company; and

(o) To not prepare or use a Free Writing Prospectus in connection with the offering and sale of the Stock or to take any actions that would require the Company or the Underwriters to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations.

SECTION 7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

(a) To comply with the terms and conditions of the lock-up letter agreement that was executed between such Selling Stockholder and the Representatives;

(b) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by certificates held in custody for the Selling Stockholder and/or issuable upon conversion of preferred stock represented by certificates held in custody for the Selling Stockholder and/or issuable upon exercise of stock options held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

(c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed applicable United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Among Underwriters, any Supplemental Agreement Among Underwriters, the Master Dealers Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees, including the fees for listing the Stock on the Nasdaq National Market; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one half of the cost of any aircraft chartered in connection with the road show, (i) the fees and expenses of the Custodian (and any attorney-in-fact) and the costs of delivering and distributing the Custody Agreements and the Powers of Attorney and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this Section; provided that, except as provided in this Section 8 and in Section 13 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell, the expenses of advertising any offering of the Stock made by the Underwriters and one half of the cost of any aircraft chartered in connection with the road show. Each Selling Stockholder shall pay all costs and expenses incident to the performance of its obligations under this Agreement which are not otherwise being paid by the Underwriters pursuant to this Section or by the Company pursuant to this Section or otherwise.

SECTION 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the Prospectus or the Sale Preliminary Prospectus otherwise shall have been complied with.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement, the Prospectus, the Sale Preliminary Prospectus, and all other legal matters relating to this Agreement including the transactions contemplated hereby and the Transactions, shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Cooley Godward LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Prospectus and the Sale Preliminary Prospectus;

(ii) The Company is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in the State of California and in each other state in which the Company maintains an office, has employees authorized to bind the Company by contract or owns or leases property.

(iii) The authorized capital stock of the Company was as set forth in each of the Prospectus and the Sale Preliminary Prospectus under the caption “Capitalization” as of the date stated therein;

(iv) The shares of the Stock being delivered on such Delivery Date to the Underwriters hereunder have been duly authorized and, when issued and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable;

(v) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to such counsel’s knowledge, rights of first refusal or other similar rights to subscribe for any shares of the Stock, nor, except as disclosed in each of the Prospectus and the Sale Preliminary Prospectus, any restriction upon the voting or transfer of any shares of the Stock pursuant to the Company’s certificate of incorporation or bylaws or any agreement set forth in an exhibit to such counsel’s opinion (a “Material Contract”). Except as set forth in each of the Prospectus and the Sale Preliminary Prospectus, to such counsel’s knowledge, as of the respective dates of the Prospectus and the Sale Preliminary Prospectus there were no options, warrants, or other rights to purchase or acquire any shares of capital stock of the Company other than pursuant to grants or exercises of stock options granted under the Company’s equity incentive plans, which plans are described in each of the Prospectus and the Sale Preliminary Prospectus;

(vi) To such counsel’s knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party or any governmental agency, authority or body of a character required to be disclosed in the Prospectus and the Sale Preliminary Prospectus that is not disclosed in each of the Prospectus and the Sale Preliminary Prospectus as required by the Securities Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Securities Act and the rules thereunder;

(vii) The statements in the Prospectus and the Sale Preliminary Prospectus under the headings “Description of Capital Stock,” and “Shares Eligible for Future Sale,” and in the Registration Statement in Item 14, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Securities Act and the rules thereunder, in all material respects, such legal matters, agreements or documents;

(viii) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened or are pending. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b);

(ix) The Registration Statement, the Prospectus and the Sale Preliminary Prospectus (other than the financial statements and notes thereto or other financial or statistical data included in the Registration Statement, the Prospectus and the Sale Preliminary Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules thereunder;

(x) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

(xi) The Company is not, and, after giving effect to the offering and sale of the Stock being delivered on such Delivery Date to the Underwriters hereunder and the immediate application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xii) No consent, approval, authorization or filing or registration with or order of any court or governmental agency or body in the United States having jurisdiction over the Company is required for the execution and delivery of the Agreement or the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated in this Agreement, the Sale Preliminary Prospectus and the Prospectus, or under the bylaws, rules and regulations of the NASD;

(xiii) The issue and sale of the Stock pursuant to this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in a breach or violation of (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) any statute, law, rule, or regulation which, in such counsel’s experience is typically applicable to transactions of the nature contemplated by this Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which such counsel is aware, in each case the breach or violation of which would have a Material Adverse Effect;

(xiv) To such counsel’s knowledge, except as set forth in each of the Prospectus and the Sale Preliminary Prospectus, no holders of securities of the Company have rights to require the registration under the Securities Act of resales of such securities and, except as set forth in each of the Prospectus and the Sale Preliminary Prospectus, all rights known to such counsel to register the resales of shares of common stock or other securities of the Company, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated thereby, been waived or such rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement;

(xv) This Underwriting Agreement has been duly executed and delivered on behalf of each Selling Stockholder set forth in an exhibit to such counsel’s opinion (each, an “Individual Selling Stockholder”);

(xvi) The Custody Agreement and the Power of Attorney executed and delivered by each Individual Selling Stockholder are valid and binding agreements of such Individual Selling Stockholder, enforceable in accordance with their terms, except as enforceability might have been limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general equity principles and to limitations on availability of equitable relief, and except as to those provisions relating to indemnity or contribution as to which such counsel need express no opinion; and

(xvii) Upon delivery to the Underwriters of certificates representing the Stock to be sold by each Individual Selling Stockholder, duly endorsed for transfer, and payment for such Stock pursuant to this Agreement in accordance with the terms thereof, the Stock to be sold by such Individual Selling Stockholder will have been transferred to the Underwriters free and clear of any adverse claims, assuming the Underwriters have purchased such Stock in good faith and without notice of any adverse claims.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. Such counsel shall also make a statement to the effect that: in connection with the preparation of the Registration Statement, the Prospectus and the Sale Preliminary Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel; at such conferences, the contents of the Registration Statement, the Prospectus and the Sale Preliminary Prospectus and related matters were discussed; such counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Sale Preliminary Prospectus, except to the extent set forth in paragraphs (iii) and (vii) above; and on the basis of the foregoing, no facts have come to such counsel’s attention that have caused it to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data included in the Registration Statement, the Prospectus and the Sale Preliminary Prospectus, as to which such counsel expresses no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus or the Sale Preliminary Prospectus (except as to the financial statements and schedules, related notes and other financial data and statistical data included in the Registration Statement, the Prospectus and the Sale Preliminary Prospectus, as to which such counsel expresses no comment), as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The respective counsel for each Selling Stockholder that is not an individual shall each have furnished to the Representatives their written opinion, as counsel to each the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriters, in form and substance satisfactory to the Representatives, dated such Delivery Date and as to the effect set forth in Exhibit B hereto.

(e) Morrison & Foerster LLP shall have furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the Underwriters, in form and substance satisfactory to the Representatives, dated such Delivery Date and as to the effect set forth in Exhibit C hereto.

(f) The Representatives shall have received from Fenwick & West LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus, the Sale Preliminary Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and the Board of Directors of the Company and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Deloitte & Touche referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and the Board of Directors of the Company and dated such Delivery Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, executed by its Chief Executive Officer and its Chief Financial Officer on behalf of the Company stating that:

(i) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a), 9(j) and 9(k) hereof have been fulfilled; and

(ii) They have carefully examined the Registration Statement, the Prospectus and the Sale Preliminary Prospectus and, to their knowledge (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and (C) at the time of sale (including, without limitation, a contract of sale) of the Stock, the Sale Preliminary Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) (A) The Company and the Subsidiary, taken as a whole shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiary or any change, or any development that would reasonably be expected to result in a change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiary, taken as a whole, otherwise than as set forth or contemplated in each of the Prospectus and the Sale Preliminary Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) American Stock Transfer & Trust Company, the Company’s transfer agent and registrar for its common stock, shall have furnished to the Representatives a certificate that, among other things, states that the issued and outstanding capital stock of the Company was as set forth in the Sale Preliminary Prospectus and the Prospectus under the caption “Capitalization” as of the date stated therein.

(n) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of such Selling Stockholder) shall have furnished to the Representatives on the relevant Delivery Date a certificate, dated such Delivery Date signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of such Delivery Date and that such Selling Stockholder has complied with all agreements contained hereinto be performed by such Selling Stockholder at or prior to such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock including any road show or investor presentations made to investors by the Company (whether in person or electronically), in each case, which are directly based upon and in conformity with statements or financial information included in the Registration Statement or the Prospectus or which materials or information are otherwise included with the written approval or upon the written request of the Company (the “Marketing Materials”); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee, agent or controlling person of that Underwriter.

(b) Each of the Selling Stockholders, severally and not jointly, and in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided, further, that each of the Selling Stockholders shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, each person, if any, who controls the Company within the meaning of the Securities Act, and each Selling Stockholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, controlling person or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f) hereof, and shall promptly upon demand reimburse the

Company and any such director, officer, employee, controlling person or Selling Stockholder for any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under subsections (a), (b) or (c) of this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any of such subsections, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under any of such subsections except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under any of such subsections. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsections (a), (b) or (c) of this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under any of such subsections if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of the Prospectus, and the sentence immediately before the subsection entitled “Over-Allotment Option,” the first paragraph under the subsection entitled “Commissions and Discounts,” the third sentence of the first paragraph appearing in the subsection entitled “No Sales of Similar Securities,” the information appearing in the subsection entitled “Short Sales, Stabilizing Transactions and Penalty Bids” and the information appearing in the subsection entitled “Discretionary Sales” appearing under the caption “Underwriting” in the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus. The Underwriters severally represent and warrant to the Company and each Selling Stockholder that the Underwriters have not provided any information to the Company or the Selling Stockholders for use in any Free Writing Prospectus and that the Underwriters have not used, prepared or filed with the Commission any Free Writing Prospectuses.

(g) Notwithstanding anything to the contrary set forth in this Agreement, (i) a Selling Stockholder shall not incur any liability under this Agreement or otherwise in connection with the transactions contemplated hereby if no Stock is sold by such Selling Stockholder, and (ii) no Selling Stockholder shall be responsible, either pursuant to this Section 10 or as a result of any other provision of this Agreement, including breaches of any representations, warranties or covenants made in this Agreement, or otherwise in connection with the transactions contemplated hereby, for any losses, expenses, liabilities or claims, including claims for settlements made, contribution or expense reimbursement, which in the aggregate exceed the proceeds, after deducting underwriter discounts and commissions, received by such Selling Stockholder from the sale of Stock by such Selling Stockholder hereunder. Further, neither the Underwriters nor any affiliated party of an Underwriter shall seek to obtain reimbursement, indemnification or contribution for any losses, expenses, liabilities or claims arising under this Agreement from any Selling Stockholder unless and until such Underwriter or affiliated party of such Underwriter shall have sought to obtain reimbursement, indemnification or contribution from the Company and the Company shall have failed, after reasonable efforts on the part of such Underwriter or affiliated party of such Underwriter, to agree to satisfy such request for reimbursement, indemnification or contribution in full within 30 days; provided, however, that the Underwriters and any affiliated party of such Underwriter shall not be required to effect such initial demand upon the Company and wait such 30-day period if it would prejudice their right to indemnification from any Selling Stockholder. The indemnity agreement set forth herein is not exclusive of any agreement the Company may have with the Selling Stockholders relating to indemnification, and nothing contained in this Agreement shall affect any obligation or liability the Company may have to one or more of the Selling Stockholders, or one or more of the Selling Stockholders may have to the Company, pursuant to other agreements.

SECTION 11. Defaulting Underwriters.

If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13 hereof. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(i), 9(k) or 9(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 13. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or any Selling Stockholder (including, without limitation, with respect to the Transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California, Attention: David A. Baylor (Fax: (415) 364-2694), with a copy to Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California, Attention: Jack Helfand (Fax: (415) 364-2500);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Thomas Barton (Fax: (408) 321-0293);

(c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile to the address of such Selling Stockholder at the address set forth on Schedule 2, with a copy to the counsel, if any, to such Selling Stockholder listed on such Schedule;

(d) provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Thomas Weisel Partners LLC on behalf of the Representatives.

SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

RACKABLE SYSTEMS, INC.

By:
Name: Title:	Thomas K. Barton Chief Executive Officer

By:
Name: Title:	Todd R. Ford Chief Financial Officer

THE SELLING STOCKHOLDERS SET FORTH IN SCHEDULE 2 HERETO

By:
Name: Title:	Todd R. Ford Attorney-in-Fact

Accepted:

THOMAS WEISEL PARTNERS LLC For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto

By	THOMAS WEISEL PARTNERS LLC

By:
Name: Title:

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock to Be Purchased

Thomas Weisel Partners LLC
Pacific Crest Securities Inc.
RBC Capital Markets Corporation
SG Cowen & Co., LLC
Total	8,000,000

2

SCHEDULE 2

Selling Stockholders	Number of Shares of Firm Stock to be Sold
Parthenon Investors II, L.P. and its affiliated funds 75 State Street, 26th Floor Boston, MA 02109	4,000,000
Thomas K. Barton c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	213,000
Todd R. Ford c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	183,000
Giovanni Coglitore c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	242,000
Nikolai Gallo c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	242,000
Jack Randall c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	242,000
Entities affiliated with PTI Global Ventures 106 3F #30 Sec. 3 Ren-Ai Road Taipei, Taiwan	273,000
Tom Gallivan c/o Rackable Systems, Inc. 1933 Milmont Drive Milpitas, CA 95035	5,000

Total	5,400,000

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SCHEDULE 3

Selling Stockholders	Number of Shares of Option Stock to be Sold
Parthenon Investors II, L.P. and its affiliated funds	330,000
Thomas K. Barton	159,000
Todd R. Ford	138,000
Giovanni Coglitore	182,000
Nikolai Gallo	182,000
Jack Randall	182,000
Entities affiliated with PTI Global Ventures	23,000
Tom Gallivan	4,000

Total	1,200,000

In the event that the over-allotment option is less than fully exercised, the Underwriters will purchase shares from each of the Selling Stockholders hereto on the basis set forth in the Amendment to Registration Agreement and Founders Repurchase and Rights Agreement, dated November 16, 2005, by and between Rackable Systems, Inc., Rackable Investment LLC, Parthenon Investors II, L.P. and the founders named therein, filed as Exhibit 10.7 to the Registration Statement.

4

SCHEDULE 4

Thomas K. Barton

Todd R. Ford

5

SCHEDULE 5

Sale Preliminary Prospectus shall mean the preliminary prospectus contained in the amendment to the Registration Statement on Form S-1 (File No. 333-129573) filed with the Commission on November 17, 2005

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Exhibit A

                        , 2005

Rackable Systems, Inc.

1933 Milmont Drive

Milpitas, CA 95035

Thomas Weisel Partners LLC

One Montgomery Street

San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned understands that Thomas Weisel Partners LLC (“TWP”), Pacific Crest Securities Inc., RBC Capital Markets Corporation and SG Cowen & Co., LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Rackable Systems, Inc., a Delaware corporation (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock (the “Common Stock”) of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of TWP, the undersigned will not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”); provided, however, that if (a) during the last 17 days of the 90-day Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the 90-day Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day Lock-Up Period, in each case the restrictions imposed by this letter agreement shall continue to apply, and the Lock-Up

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Period will be extended, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless TWP waives, in writing, such extension. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering and (c) shares of Common Stock or other Company securities if the transfer is (i) by gift, will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family of the undersigned or (iii) by distribution to partners, members, shareholders or affiliates of the undersigned; provided, however, that (1) in the case of any transfer pursuant to clause (b) or (c) above, no filing by any party (transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day Lock-Up Period) and (2) in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

The undersigned agrees that the Company may, with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder or the beneficial owner, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the Public Offering, and any other action taken by the Company in connection with the Public Offering.

The undersigned understands that certain of the Company’s stockholders are also entering into similar letter agreements with the Underwriters containing the restrictions described above with respect to shares of Common Stock beneficially owned by such stockholders (each, a “Lock-Up Agreement”). In the event that any shares of Common Stock held by any such stockholder are released from the restrictions contained in such

8

stockholder’s Lock-Up Agreement prior to the expiration of the 90-day Lock-Up Period, TWP agrees to promptly (and in any event within two business days) provide written notice of the release to the undersigned, and the same percentage of shares of Common Stock held by the undersigned shall be immediately and fully released from any remaining restrictions concurrently therewith.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to January 31, 2006, (ii) the Company files a Request for Withdrawal of the registration statement relating to the Public Offering with the SEC pursuant to Rule 477 of the Securities Act of 1933, as amended, or (iii) any of (A) Parthenon Investors II, L.P., PCIP Investors and J&R Founders’ Fund, L.P., (B) Thomas K. Barton and (C) Todd R. Ford has not entered into a Lock-Up Agreement, this agreement shall be of no further force or effect.

Signature:

Print Name:

Title (if entity):

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Exhibit B

Form of Opinion of Counsel

for Selling Stockholders

(i) Each of the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(ii) Upon execution and delivery of the Underwriting Agreement by one of the Attorneys (as defined in the Power of Attorney) on behalf of the Selling Stockholder, the Underwriting Agreement will be duly authorized, executed and delivered by the Selling Stockholder. The Power of Attorney and the Custody Agreement are each valid and binding obligations of the Selling Stockholder, and are enforceable against such Selling Stockholder in accordance with their respective terms;

(iii) The execution and delivery of the Underwriting Agreement and the Custody Agreement by the Selling Stockholder, the sale of the Stock to be sold by the Selling Stockholder in accordance with the provisions of the Underwriting Agreement and the Custody Agreement and the consummation by the Selling Stockholder of the transactions therein contemplated will not (i) violate any of the terms and provisions of the organizational documents or by-laws of such Selling Stockholder, (ii) constitute a violation by such Selling Shareholder of any applicable provision of any Applicable Law (as defined in such counsel’s opinion) (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, as to which we have not been requested to express and therefore we do not express an opinion) or (iii) breach, or result in a default under, any existing obligation of the Selling Stockholder under any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject and listed on an exhibit to such counsel’s opinion that, with respect to this clause (iii), would adversely affect such Selling Stockholder’s ability to perform any of its obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney or any of the transactions contemplated thereby;

(iv) No consent, approval, authorization, registration, filing with or order of any court or governmental agency or body is required for the transfer and sale of the Stock by the Selling Stockholder or the consummation by each Selling Stockholder of the transactions contemplated by the Underwriting Agreement and the Custody Agreement, except for registration under the Securities Act or the Exchange Act, and such other consents, approvals or authorizations (i) as may be required under the state or foreign securities of Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters or (ii) the failure of which to obtain would not, individually or in the aggregate, impede the ability of such Selling Stockholder to perform its obligations thereunder; and

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(v) The Selling Stockholder has full corporate or partnership right, power and authority to sell, assign, transfer and deliver the Stock pursuant to the Underwriting Agreement. The Selling Stockholder will be, immediately prior to the Closing Date, the sole registered owner of the Stock to be sold by such Selling Stockholder to the Underwriters, which Stock is represented by the certificates deposited with the Custodian pursuant to the Custody Agreement. Upon payment for the Stock to be sold by each Selling Shareholder to each of the several Underwriters as provided in the Underwriting Agreement, the delivery of such Stock to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the records of DTC to security accounts in the name of such Underwriter (assuming neither DTC nor such Underwriter has notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Stock), (A) under Section 8-501 of the UCC, such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Stock and (B) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against such Underwriter, it being understood that for purposes of this opinion, such counsel may assume that when such payment, delivery, registration and crediting occur, (x) the Stock will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

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Exhibit C

Form of Opinion of Counsel

for Intellectual Property Counsel

(i) The statements in the Registration Statement and the Prospectus (i) in the ninth sentence under the caption “Risk Factors—If we are unable to protect our intellectual property adequately, we may not be able to compete effectively,” and (ii) in the third, fourth and fifth sentences of the first paragraph under the caption “Business—Intellectual Property” are, to the knowledge of such counsel, accurate and complete in all material respects.

(ii) The Company is listed in the records of the U.S. Patent and Trademark Office (the “PTO”) as the holder of record of each of the issued U.S. patents listed on Schedule 1 of such opinion and each of the pending U.S. patent applications listed on Schedule 2 of such opinion. To such counsel’s knowledge, there is no pending or overtly threatened claim of any third party to any ownership interests in any of the patents listed on Schedule 1 or the patent applications listed on Schedule 2 (collectively, the “Patent Rights”).

(iii) To such counsel’s knowledge, (i) there are no pending legal or governmental proceedings (other than continuing prosecution of the patent applications within the Patent Rights) relating to the Patent Rights to which the Company is a party, and (ii) no such proceedings are overtly threatened.

(iv) To such counsel’s knowledge, the Company has not received any notice of infringement of the patent rights of any third party.

(v) To such counsel’s knowledge, there are no material defects of form in the preparation or filing of any of the patent applications within the Patent Rights.

(vi) To such counsel’s knowledge, both such counsel and the Company have complied with its respective obligations pursuant to 37 C.F.R. section 156 in connection with the filing with the PTO of the pending U.S. patent applications within the Patent Rights and the issued U.S. patents within the Patent Rights.

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